THIS AGREEMENT CONTAINS CONFIDENTIAL TERMS WHICH HAVE BEEN OMITTED
        AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONTRIBUTION AGREEMENT


             THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of March 29, 1996, is made by and between IOMED, Inc., a Utah corporation ("IOMED"), and Dermion, Inc., a Delaware corporation ("Dermion").

         A. Dermion is a newly formed corporation, with no assets or liabilities as of the date hereof.


         B. IOMED desires to contribute certain assets to Dermion (the "Contribution") in exchange for all of the issued and outstanding capital stock of Dermion, all on the terms and subject to the conditions set forth in this Agreement.


         C. IOMED intends that the Contribution qualify as a nontaxable transfer under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").


               Accordingly, the parties hereto agree as follows:

         1.       Contribution of Assets.  Upon execution of this Agreement:

                  a. IOMED shall  contribute  to Dermion (i) the  equipment  set forth on Exhibit A attached hereto (the "Equipment"), (ii) cash in the amount of approximately **** (the "Cash"), (iii) all rights to receive royalties payable by any person or entity with respect to the IOMED Technology (as defined below) to. the extent such royalties are payable in connection with the conduct by Dermion of the Business (as defined below), and (iv) all books, records and software necessary for the conduct by Dermion of the business of conducting research with respect to or developing iontophoretic transdermal drug delivery systems on its own behalf and/or on behalf of third parties, as such business (the "Business") has previously been conducted by IOMED (the "Other Assets"). As used herein, "IOMED Technology" means all right and interest of IOMED to and in the following patents (including all substitutions, continuations, continuations-in-part, divisions and renewals thereof, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof): ****, all of which have been licensed to IOMED pursuant to a **** License Agreement, ****, by and between IOMED and ****.


                  b. IOMED shall contribute to Dermion certain intellectual property rights by entering into a Patent License Agreement in the form of Exhibit B attached hereto (the "License Agreement").

         2. Issuance of Stock. In consideration for the assets contributed pursuant to Section I above, upon execution of this Agreement Dermion will issue and deliver Eight Hundred Thousand (800,000) shares of its validly issued, fully paid and nonassessable Common Stock, $.001 par value per share, to IOMED (the "Shares").


         3. Deliveries. Upon execution of this Agreement, the parties shall make the respective deliveries set forth below:


                  a. IOMED shall deliver to Dermion (1) possession of the Equipment, the Cash and the Other Assets, (ii) a duly executed Bill of Sale in the form attached hereto as Exhibit C (the "Bill of Sale") and (iii) a duly executed License Agreement.

                  b. Dermion shall deliver to IOMED (i) a duly executed certificate representing the Shares, and (ii) a duly executed License Agreement.

         4. Representations and Warranties of Dermion. Dermion hereby represents and warrants to IOMED as follows:

                  a. Dermion is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware.


                  b. Dermion has full corporate power and authority to enter into this Agreement and the License Agreement, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of Dermion has taken all action required to authorize the execution, delivery and performance of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement and the License Agreement each has been duly and validly authorized, executed and delivered by Dermion, and each constitutes a valid and binding obligation of Dermion enforceable against it in accordance with its terms.

                  c. The execution, delivery and performance by Dermion of this Agreement and the License Agreement do not and will not (i) violate or breach the certificate of incorporation or bylaws of Dermion, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which Dermion is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Dermion.

                  d. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection with Dermion's execution and delivery of this Agreement or the License Agreement or with the performance by Dermion of its obligations hereunder or thereunder, except in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect.

                  e. The authorized capital stock of Dermion consists of Four Million (4,000,000) shares of Common Stock, $.001 par value per share, none of which are issued and outstanding, and One Million (1,000,000) shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding. The Shares will, upon issuance pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid and nonassessable. Except as set forth in that certain Stockholders' Agreement, dated of even date herewith, by and between Dermion, IOMED, and Ciba-Geigy Corporation, a New York corporation acting through its Pharmaceuticals Division, Dermion does not have outstanding any rights (preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by Dermion of, any of its capital stock or securities convertible into or exchangeable for its capital stock.

         5. Representations and Warranties of IOMED.


                  a. IOMED is a corporation duly organized, validly existing and in good standing under the law of the State of Utah.


                  b. IOMED has full corporate power and authority to enter into this Agreement, the License Agreement and the Bill of Sale, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of IOMED has taken all action required to authorize the execution, delivery and performance of this Agreement, the License Agreement and the Bill of Sale, and the consummation of the transactions contemplated hereby and thereby. This Agreement, the License Agreement and the Bill of Sale each has been duly and validly authorized, executed and delivered by IOMED, and constitutes a valid and binding obligation of IOMED enforceable against it in accordance with its terms.

                  c. The execution, delivery and performance by IOMED of this Agreement and the License Agreement do not and will not (i) violate or breach the articles of incorporation or bylaws of IOMED, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which IOMED is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of IOMED.


                  d. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection with IOMED's execution and delivery of this Agreement or the License Agreement or with the performance by IOMED of its obligations hereunder or thereunder, except in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect.

                  e. IOMED is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any public distribution, and understands that such stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         6. Employees. Promptly following the execution hereof, Dermion agrees to employ each of the IOMED employees named on Exhibit D attached hereto, at which time such employees will cease being employees of IOMED. Such employment shall be on such terms and conditions, and for such duration, as Dermion shall determine in its absolute discretion.

         7. Legends. Each certificate representing the Shares shall bear a legend in substantially the following form:

         THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE -ACT-), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER
         JURISDICTION. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

Dermion shall reissue promptly certificates without such legend upon being provided with an opinion of counsel or other evidence reasonably satisfactory to Dermion to the effect that the securities proposed to be disposed of may lawfully be so disposed without registration, qualification or legend.

         8. Amendment. This Agreement may only be amended or supplemented by written agreement of each party hereto.

         9. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         The parties have caused this Agreement to be duly executed as of the date first above written.

                                                 IOMED, INC., a Utah corporation



                                                  By: /s/ Robert J. Lollini

                                                  Name:       Robert J. Lollini

                                                  Title:      Secretary




                                          DERMION, INC., a Delaware corporation


                                          By: /s/ Ned M. Weinshenker, Ph.D


                                          Name:       Ned M. Weinshenker, Ph.D.

                                          Title:      President and CEO